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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of November 15, 1999 by and among FORRESTER RESEARCH, INC., a Delaware corporation ("BUYER"), and NEIL BRADFORD AND WILLIAM REEVE, the former shareholders of FLETCHER RESEARCH, a limited liability corporation under the laws of the United Kingdom (collectively the "SHAREHOLDERS" and individually a "SHAREHOLDER").

                                    RECITALS

     WHEREAS, Buyer and the Shareholders are parties to a certain Stock Purchase Agreement dated as of November 15, 1999 (the "PURCHASE AGREEMENT") pursuant to which Buyer is acquiring all of the issued share capital of Fletcher from the Shareholders in exchange for the issuance by Buyer of shares of Buyer's Common Stock, $0.01 par value per share (the "BUYER COMMON STOCK"), as set forth in the Purchase Agreement.

     WHEREAS, the execution and delivery of this Registration Rights Agreement by the parties hereto is a condition precedent to the obligations of the parties to consummate the transactions under the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   DEFINITIONS

          For the purposes of this Agreement, the following terms have the meanings indicated below:

          "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as in effect from time to time.

          "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as in effect from time to time.

          "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

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          "CLOSING DATE" means the closing date specified in the Purchase
Agreement.

          "COMMISSION" means the United States Securities and Exchange
Commission.

          "HOLDER" means any person owning Registrable Securities who is a party to this Agreement, and any transferee thereof in accordance with Section 11 of this Agreement.

          "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "REGISTER, REGISTRATION AND REGISTERED" means a registration effected by preparing and filing a registration statement or similar document with the Commission in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" means twenty-five percent (25%) of the shares of Buyer Common Stock issued to each Shareholder on the Closing Date pursuant to the Purchase Agreement and held continuously from the Closing Date by the Shareholders; PROVIDED, HOWEVER, that those shares as to which the following apply shall cease to be Registrable Securities if: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the 1933 Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, and have been so transferred, in accordance with the resale provisions of Rule 144 or any successor rule or provision, under the 1933 Act; (c) such Registrable Securities shall have been transferred in a transaction in which a Shareholder's rights and obligations under this Agreement were not properly assigned in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) the shares of Buyer Common Stock have previously been sold in accordance with the terms of this Agreement.

          "REGISTRATION EXPENSES" means all expenses incident to Buyer's performance of or compliance with Section 2 hereof, including, without limitation, all registration and filing fees; PROVIDED, HOWEVER, that Registration Expenses shall not include underwriters' discounts or commissions associated with the sale of the Registrable Securities.

          "REGISTRATION PERIOD" means the period commencing on the date hereof or and continuing through November 30, 2000.

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          "REGISTRATION STATEMENT" means a registration statement prepared and filed with the Commission in compliance with the 1933 Act.

          "RELEASE DATE" means the date the Company makes available financial results covering at least 30 days of combined operations of the Company and Fletcher following the Closing Date.

          "SELLER" means any person, including any Holder, participating in an offering of any Registrable Securities of Buyer pursuant to this Agreement.

          "SELLING EXPENSES" means all applicable transfer taxes and any fees of accountants or other advisors for any Seller of the Registrable Securities being registered.

          "SHELF REGISTRATION" means a registration effected pursuant to a shelf Registration Statement of Buyer, on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. A Registration Statement relating to a Shelf Registration shall be referred to herein as the "SHELF REGISTRATION STATEMENT." The Shelf Registration Statement shall be effected on Form S-3 or any successor form prescribed by the Commission.

     2.   SHELF REGISTRATION RIGHTS

     2.1  SHELF REGISTRATION

     Subject to the limitations set forth elsewhere in this Section 2, by December 31, 1999, Buyer shall file to effect qualification and registration of the Registrable Securities under the Securities Act on a Form S-3 Registration Statement (or any other shelf registration statement form for which it is then eligible or which Buyer may have available for the registration of equity securities) as a Shelf Registration. Buyer shall not be required to effect more than one registration on Form S-3 pursuant to the provisions of this Section 2.

     2.2  LIMITATION ON SHELF REGISTRATION OBLIGATION

     Notwithstanding the provisions of Section 2.1, and subject to the limitations described below in this Section 2 and Section 3, Buyer shall not be obligated to effect the filing of a Registration Statement pursuant to this
Section 2 if Buyer shall furnish to the Holders a certificate signed by a Vice President of Buyer stating that in the good faith judgment of the Board of Directors of Buyer, it would not be in the best interests of Buyer and its stockholders for such Registration Statement to be filed under the circumstances specified in Section 2.3(b) for which Buyer could send a Suspension Notice, and Buyer shall, subject to the limitations set forth in Section 2.3(d) hereof, have the right to defer such filing or the effectiveness of such

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Registration Statement, for a period of not more than 90 days; PROVIDED,
HOWEVER, that Buyer may not utilize the right set forth in this Section 2.2 more than once. Buyer shall use its reasonable efforts to keep a Registration Statement filed pursuant to this Section 2 effective until November 30, 2000. If Buyer utilizes the right set forth in this Section 2, the Registration Period shall be extended for the number of days for which any filing was deferred as specified in the notice; PROVIDED, HOWEVER, that the Registration Period need not be extended pursuant to this subsection by a period of longer than six months.

     2.3    SELLING PROCEDURES; SUSPENSION

     Each Holder of Registrable Securities agrees to give written notice to the Buyer at least two (2) Business Days prior to any intended sale or distribution of Registrable Securities under the Shelf Registration Statement referred to in
Section 2.1, which notice shall specify the date on which such Holder intends to begin such sale or distribution. As soon as practicable after the date such notice is received by Buyer, and in any event within two (2) Business Days after such date, Buyer shall comply with either paragraph (a) or (b) below.

          (a) Unless paragraph (b) below applies, Buyer shall (i) if deemed necessary by Buyer, prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders of the Registrable Securities who gave such notice copies of any documents filed pursuant to Section 2.3(a)(i); and (iii) inform each such Holder that Buyer has complied with its obligations in Section 2.3(a)(i) (or that, if Buyer has filed a post-effective amendment to the Shelf Registration Statement which has not yet been declared effective, Buyer will notify each such Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Holder pursuant to Section 2.3(a)(i) hereof when the amendment has become effective). Each Holder who has given notice of intention to distribute such Holder's Registrable Securities in accordance with Section 2.3 hereof (a "NOTICE HOLDER") shall sell all or any of such Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus only during the 90-day period commencing with the date on which Buyer gives notice, pursuant to Section 2.3(a)(iii), that the Registration Statement and Prospectus may be used for such purpose (such 90-day period is referred to as a "SELLING PERIOD"). The Notice Holders will not sell any Registrable Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to

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Section 2.3 hereof and receiving a further notice from Buyer pursuant to Section
2.3(a)(iii) hereof or paragraph (b) below.

          (b) In the event of (i) any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Shelf Registration Statement for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the written threat or initiation of any proceedings for that purpose; (iii) the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) any event or circumstance which necessitates the making of any changes in the Shelf Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) that Buyer is in possession of material information that it deems advisable not to disclose in a Registration Statement or (vi) that, in the good faith judgment of Buyer's Board of Directors, it is advisable to suspend use of the Prospectus (a "SUSPENSION") for a discrete period of time due to pending corporate developments, public filings with the Commission or similar events; then, subject to paragraph (d) below, Buyer shall deliver a certificate in writing to the Notice Holders (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, each such Notice Holder's Selling Period will not commence until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2.3(a)(i) hereof, or until it is advised in writing by Buyer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

          (c) In the event any of the events or circumstances listed in the foregoing paragraph (b) occur or exist after a Selling Period has commenced, subject to paragraph (d) below, Buyer shall have the same right to suspend such Selling Period by delivery of a Suspension Notice as Buyer would have had if the Selling Period had not yet commenced, and any such suspension of a Selling Period shall be deemed included within the meaning of the term "Suspension" for all purposes under this Agreement.

          (d) In the event of any Suspension, or any delay in effecting the Shelf Registration under Section 2.2 above, Buyer will use its reasonable efforts to ensure that the use of the Prospectus so suspended or delayed may be commenced or resumed, as the case may be, and that any Selling Period so suspended will commence or resume, as the case may be, as

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soon as practicable and, in the case of a pending development, filing or event referred to in Section 2.3(b)(iv) or (v) hereof, as soon, in the judgment of Buyer's Board of Directors, as disclosure of the material relating to such pending development, filing or event would not have an adverse effect on Buyer's ability to consummate the transaction, if any, to which such development, filing or event relates. Notwithstanding any other provision of this Agreement, Buyer shall have the right to cause a maximum of two (2) Suspensions, neither of which may be within 30 days of the other, as provided above (including for this purpose a delay in effecting the Shelf Registration pursuant to Section 2.2 above) during any 12-month period after the initial effective date of the Shelf Registration Statement, and the total number of days in any 12-month period during which a Suspension or Suspensions (including for this purpose a delay in effecting the Shelf Registration Statement pursuant to Section 2.2 above) may be in effect shall not exceed 90 days.

          (e) Subject to the provisions of Section 2.2, Buyer will use its reasonable efforts to maintain the effectiveness until November 30, 2000 of any Registration Statement pursuant to which any of the Registrable Securities are being offered. Buyer from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent necessary to comply with the 1933 Act and any applicable state securities statute or regulation. Buyer will also provide each holder of Registrable Securities with as many copies of the Prospectus contained in any such Registration Statement as it may reasonably request.

     3.   RESTRICTIONS ON TRANSFER OF SHARES; RULE 144 AVAILABILITY

          (a) The Holders agree, understand and acknowledge that the issuance of the Registrable Securities to the Holders has not been, and, except as contemplated in this Agreement, the sale or other disposition thereof by the Holders will not be, registered under the 1933 Act or the securities laws of any state and that the transfer, sale, disposal or assignment of such shares is subject to restriction as set forth in Section 6.10 and 6.11 of the Purchase Agreement and will bear the legends set forth in those Sections. The Holders acknowledge that, except as expressly set forth in this Agreement, the Holders have no right to require Buyer to cause the registration of any Registrable Securities.

          (b) With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and Form S-3 and any other rule or regulation of the Commission that may at any time after the Release Date permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:


          (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act;

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           (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (iii) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     4.    EXPENSES

     Buyer will pay all Registration Expenses in connection with the registration of Registrable Securities effected by Buyer pursuant to Section 2. Holders of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses associated with such registration, with each Holder bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each Holder.

     5.    EXPIRATION OF REGISTRATION RIGHTS

     The obligations of Buyer under Section 2 of this Agreement to register the Registrable Securities shall expire and terminate at such time as the Shareholders shall be entitled or eligible to sell all such securities in the United States or to a U.S. person (as defined in Regulation S under the 1933
Act) without restriction and without a need for the filing of a registration statement under the 1933 Act. The obligations of Buyer under Section 2 of this Agreement shall expire on November 30, 2000 (provided no stop transfer orders are in place with the transfer agent).

     6.    REGISTRATION PROCEDURES

     In connection with the registration of Registrable Securities under this Agreement, and subject to the other provisions of this Agreement, Buyer shall:

          (a) use its reasonable efforts to cause the Registration Statement filed in accordance with Section 2 to become effective as soon as practicable after the Release Date;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the shorter of (i) the duration of its registration obligations pursuant to Section 2, or (ii) until there are no

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Registrable Securities outstanding, and to comply with the provisions of the
1933 Act with respect to the disposition of the Registrable Securities;

          (c) furnish to each Seller of such Registrable Securities such number of copies of the Prospectus included in such Registration Statement as such Seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

          (d) use its reasonable efforts to register or qualify all securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each Seller shall reasonably request, and do any and all other acts and things as may be reasonably necessary to enable such Seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that Buyer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) notify each Seller of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or if it is necessary to amend or supplement such Prospectus to comply with the law, and at the request of any such Seller, prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such Prospectus, as amended or supplemented, will comply with the law;

          (f) use its best efforts to comply with all applicable rules and regulations of the Commission;

          (g) use its best efforts to qualify such securities for listing on the Nasdaq National Market, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such Registration Statement; and

          (h) issue to any person to which any Holder of Registrable Securities may sell such Registrable Securities in connection with such registration certificates evidencing such Registrable Securities without any legend restricting the transferability of the Registrable Securities.

     Buyer will promptly amend or supplement such Registration Statement and the Prospectus contained therein whenever and to the extent necessary to comply with the 1933


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Act and any applicable state securities statute or regulation. Buyer will also provide the Holder of Registrable Securities with as many copies of the Prospectus contained in any such Registration Statement as it may reasonably request.

     7.    1934 ACT REGISTRATION

     Buyer shall timely file with the Commission such information as the Commission may require under Section 13 or 15(d) of the 1934 Act; and in such event, Buyer shall use its best efforts to take all action pursuant to Rule 144(c) as may be required as a condition to the availability of Rule 144 under the 1933 Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. Buyer shall furnish to any holder of Registrable Securities forthwith upon request (i) a written statement by Buyer as to its compliance with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of Buyer as filed with the Commission, and (iii) such other publicly-filed reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

     8.    SHAREHOLDER INFORMATION

     It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Agreement that all Holders shall furnish to Buyer such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of their Registrable Securities and to execute such documents in connection with such registration as Buyer may reasonably request. In addition, each Holder agrees to dispose of any Registrable Securities included in any registration only in accordance with the plan of distribution described in the Registration Statement.

     9.    INDEMNIFICATION AND CONTRIBUTION

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) In the event of any registration of any Registrable Securities under the 1933 Act pursuant to this Agreement, then to the extent permitted by law, Buyer will indemnify and hold harmless each Seller and any of his agents, and any underwriter (as defined in the 1933 Act) for such Seller and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities and expenses (including reasonable attorneys fees) (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (including reasonable attorneys fees (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (the following are collectively referred to as a


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"VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by Buyer of the 1933
Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and Buyer will reimburse each such Seller, his agent, underwriter or controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to Buyer expressly for use in connection with such registration by any such Seller, underwriter or controlling person.

          (b) In the event of any registration of any Registrable Securities under the 1933 Act pursuant to this Agreement, then to the extent permitted by law, each Seller will indemnify and hold harmless Buyer, each of its officers, directors, agents or employees, any underwriter (as defined in the 1933 Act) and each person, if any, who controls Buyer or any underwriter for Buyer within the meaning of the 1933 Act or the 1934 Act, and any other Seller or any of his agents, underwriter or any person who controls such Seller within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities and expenses (including reasonable attorneys fees) (joint or several) to which Buyer or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or agent, underwriter or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (including reasonable attorneys fees) (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any reasonable legal or other expenses reasonably incurred by Buyer or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, agent, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Seller (which consent shall not be unreasonably withheld, conditioned or delayed) provided further, that the aggregate liability of each Seller in connection with any sale of Registrable Securities pursuant to a Registration


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Statement in which a Violation occurred shall be limited to the net proceeds from such sale received by such Seller.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing or conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

          (d) If recovery is not available under the foregoing indemnification provisions of this Section 9, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and the indemnified parties, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances, including, without limitation, whether any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Buyer, on the one hand, or by the Seller, on the other hand. Buyer and the Seller of the Registrable Securities covered by such Registration Statement agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Seller of Registrable Securities covered by such Registration Statement or person controlling such Seller shall be obligated to make any contribution hereunder which in the aggregate exceeds the net proceeds from the Registrable Securities sold by such Seller, less the aggregate amount of any damages which such Seller and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of such Sellers to contribute are


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several in proportion to their respective ownership of the Registrable
Securities covered by such Registration Statement and not joint.

     10.   NON-ASSIGNABILITY OF REGISTRATION RIGHTS

     The rights to cause Buyer, or its successors or assigns, to register Registrable Securities pursuant to this Agreement are reserved solely for the use and benefit of the Holders and may not be assigned or transferred by the Holders to any other person; PROVIDED, HOWEVER, that any Holder who is a natural person may transfer Registrable Securities to any member of the immediate family of a Holder who is a natural person, or any trust or other fiduciary arrangement for the benefit of such family member.

     11.   MISCELLANEOUS

     11.1  AMENDMENTS AND WAIVERS

     Any provision of this Agreement may be amended and the observance thereof may only be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Buyer and the Holders of at least two thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of Registrable Securities, and Buyer.

     11.2  NOTICES

     Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given at the opening of business on the first Business Day following the time (a) delivery is made, if by hand delivery, (b) the facsimile is successfully transmitted, if by telecopier or facsimile machine, or (c) the Business Day after such notice is deposited with a reputable overnight courier service, postage prepaid, for next-day delivery, addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice:

     To Buyer at:

                     Forrester Research, Inc.
                     400 Technology Square
                     Cambridge, Massachusetts  02139
                     Attn: Chief Financial Officer
                     Facsimile No.:  (617) 613-5643

     With a copy to:

                     Ropes & Gray
                     One International Place
                     Boston, Massachusetts  02110
                     Attn:  Ann L. Milner, Esq.
                     Facsimile No.:  (617) 951-7050

     To any Shareholder:

                     To such Shareholder at the address
                     specified for such Shareholder on
                     SCHEDULE A hereto.

     With a copy to:

                     Stephen Hermer, Esq.
                     Olswang
                     90 Longacre
                     London WC2E 9TT
                     England
                     Facsimile No.: 0171-208-8800

     11.3  GOVERNING LAW

     This Agreement shall for all purposes be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts with respect to the enforceability of contracts and in accordance with the United States securities laws with respect to matters involving securities laws regarding the registration of the Registrable Shares, both without regard to conflicts-of-laws principles. The parties hereto agree to submit to the jurisdiction of the federal and state courts of The Commonwealth of Massachusetts with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between parties arising under this Agreement.

     11.4  SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excised from this Agreement, and the remainder of this Agreement shall be interpreted as if such provision were so excised and shall be enforceable in accordance with its remaining terms.

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

     11.5  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     11.6  BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the successors and permitted assignees of each of the parties.


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                                      -31-

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                    FORRESTER RESEARCH, INC.


                                         /s/ Susan M. Whirty
                                     By: _________________________________
                                         Name: Susan M. Whirty
                                         Title: Chief Financial Officer


                                     SHAREHOLDERS


                                     Neil Bradford

                                     /s/ Neil Bradford
                                     ______________________________________



                                     William Reeve

                                     /s/ William Reeve
                                     ______________________________________

                                   SCHEDULE A



     SHAREHOLDER
     -----------

1.    Neil Bradford
      [Address]

2.    William Reeve






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